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                                                                     Exhibit 1.1



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                        ENDURANCE SPECIALTY HOLDINGS LTD.



                            9,600,000 Ordinary Shares






                               PURCHASE AGREEMENT





Dated:         , 2003

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

                                Table of Contents


                                                                            Page
                                                                            ----
PURCHASE AGREEMENT ........................................................... 1

   SECTION 1.          Representations and Warranties..........................3
                (a)     Representations and Warranties by the Company..........3
                       (i)        Compliance with Registration Requirements....3
                       (ii)       Independent Accountants......................4
                       (iii)      Financial Statements.........................4
                       (iv)       No Material Adverse Change in Business.......4
                       (v)        Good Standing of the Company.................5
                       (vi)       Good Standing of Subsidiaries................5
                       (vii)      Capitalization...............................5
                       (viii)     Authorization and Execution of Agreement.....6
                       (ix)       Authorization and Description of Securities..6
                       (x)        Absence of Defaults and Conflicts............6
                       (xi)       Financial Assistance.........................7
                       (xii)      Absence of Labor Dispute.....................7
                       (xiii)     Absence of Proceedings.......................7
                       (xiv)      Accuracy of Exhibits.........................7
                       (xv)       Possession of Intellectual Property..........7
                       (xvi)      Absence of Further Requirements..............8
                       (xvii)     Licenses and Permits.........................8
                       (xviii)    Compliance with Insurance Laws...............8
                       (xix)      Statutory Financial and Tax Returns..........9
                       (xx)       Retrocession................................10
                       (xxi)      Tax Liabilities and Reserves................10
                       (xxii)     Bermuda Tax Assurance.......................10
                       (xxiii)    Internal Controls...........................10
                       (xxiv)     Property and Leases.........................10
                       (xxv)      Investment Company Act......................11
                       (xxvi)     Stamp Duty, Excise Tax, Etc.................11
                       (xxvii)    Currency Exchange Control...................11
                       (xxviii)   Reserved Securities.........................12
                       (xxix)     Registration Rights.........................12
                       (xxx)      No Restrictions on Subsequent Transfers.....12
                (b)     Officer's Certificates................................12

   SECTION 2.          Sale and Delivery to Underwriters; Closing.............12
                (a)     Initial Securities....................................12
                (b)     Option Securities.....................................12
                (c)     Payment...............................................13
                (d)     Denominations; Registration...........................13
                (e)     Appointment of Qualified Independent Underwriter......13
                (f)     U.K. Selling Restrictions.............................14

   SECTION 3.          Covenants of the Company...............................14
                (a)     Compliance with Securities Regulations and Commission
                         Requests.............................................14
                (b)     Filing of Amendments..................................14
                (c)     Delivery of Registration Statements...................14
                (d)     Delivery of Prospectus................................15
                (e)     Continued Compliance with Securities Laws.............15
                (f)     Blue Sky Qualifications...............................15
                (g)     Rule 158..............................................16
                (h)     Use of Proceeds.......................................16
                (i)     Listing...............................................16
                (j)     Restriction on Sale of Securities.....................16
                (k)     Reporting Requirements................................16
                (l)     Compliance with NASD Rules............................16
                (m)     Compliance with Rule 463..............................17


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   SECTION 4.          Payment of Expenses....................................17
                (a)     Expenses..............................................17
                (b)     Termination of Agreement..............................18

   SECTION 5.          Conditions of Underwriters' Obligations................18
                (a)     Effectiveness of Registration Statement...............18
                (b)     Opinion of Counsel for Company........................18
                (c)     Opinion of Bermuda Counsel for Company................18
                (d)     Opinion of United Kingdom Counsel for Company.........18
                (e)     Opinion of Counsels for Underwriters..................19
                (f)     Officers' Certificate.................................19
                (g)     Accountant's Comfort Letter...........................19
                (h)     Bring-down Comfort Letter.............................19
                (i)     Approval of Listing...................................19
                (j)     No Objection..........................................20
                (k)     Lock-up Agreements....................................20
                (l)     Delivery of Prospectus................................20
                (m)     Conditions to Purchase of Option Securities...........20
                       (i)        Officers' Certificate.......................20
                       (ii)       Opinion of Counsel for Company..............20
                       (iii)      Opinion of Counsel for Underwriters.........20
                       (iv)       Bring-down Comfort Letter...................20
                (n)     Additional Documents..................................21
                (o)     Termination of Agreement..............................21

   SECTION 6.          Indemnification........................................21
                (a)     Indemnification of Underwriters.......................21
                (b)     Indemnification of Company, Directors and Officers....22
                (c)     Actions against Parties; Notification.................22
                (d)     Indemnification for Reserved Securities...............23
                (e)     Control Persons.......................................23


   SECTION 7.          Contribution...........................................23

   SECTION 8.          Representations, Warranties and Agreements to Survive
                       Delivery...............................................24

   SECTION 9.          Termination of Agreement...............................24
                (a)     Termination; General..................................24
                (b)     Liabilities...........................................25

   SECTION 10.         Default by One or More of the Underwriters.............25

   SECTION 11.         Notices................................................26

   SECTION 12.         Parties................................................26

   SECTION 13.         GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE...26

   SECTION 14.         Waiver of Immunity.....................................27

   SECTION 15.         Effect of Headings.....................................27


SCHEDULES

         Schedule A - List of Underwriters...............................Sch A-1
         Schedule B - Pricing Information................................Sch B-1
         Schedule C - List of Persons subject to Lock-up.................Sch C-1

EXHIBITS

         Exhibit A - Form of Opinion of Company's Outside Counsel............A-1
         Exhibit B - Form of Opinion of Company's Bermuda Counsel............B-1
         Exhibit C - Form of Opinion of Company's United Kingdom Counsel.....C-1
         Exhibit D - Form of Lock-up Letter..................................D-1




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


                        ENDURANCE SPECIALTY HOLDINGS LTD.

                           (a Bermuda holding company)

                            9,600,000 Ordinary Shares

                           (Par Value $1.00 Per Share)

                               PURCHASE AGREEMENT

                                                                          , 2003

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
         as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

c/o Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
World Financial Center
250 Vesey Street
North Tower - 5th Floor
New York, New York  10281

Ladies and Gentlemen:

         Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the "Company"), confirms its agreement with Goldman, Sachs & Co. ("Goldman"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman and Merrill Lynch are acting as lead representatives (in such capacity, the "Lead Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, par value U.S. $1.00 per share, of the Company ("Ordinary Shares") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,440,000 additional Ordinary Shares to cover over-allotments, if any. The aforesaid 9,600,000 Ordinary Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the

1,440,000 Ordinary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Lead Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the Underwriters agree that up to 288,000 shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to eligible directors, officers and employees of the Company and its subsidiaries, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible directors, officers and employees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-102026) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus with the Registrar of Companies in Bermuda pursuant to the laws of Bermuda, and either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any prospectus used in connection with the offering and sale of the Securities (the "Form of Prospectus") or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated 2003 together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to


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


         the Company in writing by any Underwriter through the Lead Representatives expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus and Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The non-U.S. GAAP ratios and other statistical data contained in the Registration Statement and the Prospectus were derived from statutory financial information of Endurance Specialty Insurance Ltd. ("Endurance Bermuda") prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Bermuda or the financial statements of the Company and its consolidated subsidiaries prepared in conformity with U.S. GAAP, and present fairly the information purported to be shown.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

                  (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each of Endurance Bermuda, Endurance Worldwide Insurance Limited ("Endurance U.K.") and Endurance Reinsurance Corporation of America ("Endurance U.S.") (each, a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding share capital or capital stock of each such Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary. Except for Endurance Worldwide Holdings Limited ("Endurance U.K. Holdings") and Endurance U.S. Holdings Corp. ("Endurance U.S. Holdings"), both of which are immaterial and are not "significant subsidiaries" of the Company as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the 1933 Act, the Designated Subsidiaries are the only subsidiaries of the Company. Each of Endurance U.K. Holdings and Endurance U.S. Holdings has been duly organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its organization or incorporation.

                  (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, warrants or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Based solely on the Certified Registers of Members: (A) all of the currently issued and outstanding shares of share capital of both

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         the Company and Endurance Bermuda have been duly and validly authorized and issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the "Outstanding Shares"); (B) all of the currently issued and outstanding shares of Endurance Bermuda are registered solely in the name of the Company and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or Endurance Bermuda. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights requiring the issuance of, and there are no commitments, plans or arrangements to issue, any shares of share capital of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of share capital of the Company or any of it subsidiaries. The form of certificates for the Securities conforms to the requirements of the laws of Bermuda and the New York Stock Exchange ("NYSE").

                  (viii) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein will be validly issued, fully paid and non-assessable; the Ordinary Shares conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults under the material agreements or instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Financial Assistance. On the date hereof and upon the issuance of the Securities, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the "Companies Act")."

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Designated Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Designated Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Company and the Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered, (iii) such as have been obtained from the Bermuda Monetary Authority and (iv) the Prospectus will be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda.

                  (xvii) Licenses and Permits. Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company's knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect.

                  (xviii) Compliance with Insurance Laws. Except as described in the Prospectus, each of the Company and its subsidiaries is duly licensed as a holding company or as an insurer or reinsurer, as the case may be, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "Insurance Laws"), of each jurisdiction in which the conduct of its business as described in the Prospectus requires such licensing, except for such jurisdictions in which the failure of the Company and its subsidiaries to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Designated Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, each of the Company and its Designated Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Prospectus, none of the Company or any of its Designated Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its Designated Subsidiaries, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, (B) the making of a distribution on any Designated Subsidiary's capital stock, (C) the repayment to the Company of any loans or advances to any Designated Subsidiaries from the Company or (D) the transfer of any Designated Subsidiaries property or assets to the Company or any other subsidiary of the Company.

                  (xix) Statutory Financial and Tax Returns. Each of the Company, Endurance Bermuda, Endurance U.K. and Endurance U.S. has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of Bermuda, the United Kingdom or the State of New York, as the case may be, and has duly paid all material taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of Bermuda, the United Kingdom or the State of New York, as the case may be, except where the failure, individually or in the aggregate, to file such returns, reports, documents or information or to pay such taxes would not reasonably be expected to have a Material Adverse Effect; and each of the Company, Endurance Bermuda, Endurance U.K. and Endurance U.S. maintains its books and records in accordance with the applicable Insurance Laws of Bermuda, the United Kingdom or the State of New York, as the case may be, except where the failure to so maintain its books and records, singly or in the aggregate, would not have a Material Adverse Effect. Endurance U.K. does not provide insurance to persons in, nor has it established a branch or place of business in, any member state of the European Economic Area other than the United Kingdom.

                  (xx) Retrocession. Except as disclosed in the Prospectus, none of the Company nor any of the Designated Subsidiaries is a party to any retrocession treaties, contracts or arrangements material to the business or operations of the Company or any of the Designated Subsidiaries. The retrocession treaties, contract or arrangements disclosed in the Prospectus are in full force and effect, and none of the Company nor any Designated Subsidiary is in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained therein, except where any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxi) Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect.

                  (xxii) Bermuda Tax Assurance. The Company and Endurance Bermuda have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax Considerations--Certain Bermuda Tax Considerations", and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

                  (xxiii) Internal Controls. The Company and the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiv) Property and Leases. Neither the Company nor any of its Designated Subsidiaries hold title to any real property. All of the leases and subleases under which the Company or any of its Designated Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxv) Investment Company Act. The Company is not and, solely after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xxvi) Stamp Duty, Excise Tax, Etc. None of the Underwriters or any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchasers.

                  (xxvii) Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends (i) on the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by the any of the Company's subsidiaries to the Company. The Bermuda Monetary Authority has designated both the Company and Endurance Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Securities being offered pursuant to the Registration Statement as long as the Securities are listed on the New York Stock Exchange to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the shares of the Company to and among persons who are resident of Bermuda for exchange control purposes), subject to the condition that the Ordinary Shares of the Company shall be listed on the NYSE. Such permission has not been revoked and is in full force and effect, and the Company is not aware of any proceedings planned or threatened for the revocation of such permission. The Company and Endurance Bermuda are "exempted companies" under Bermuda law and have not (i) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance,
         (ii) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authority of the Minister of Finance of Bermuda, (iii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iv) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (v) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law. Neither the Company nor Endurance Bermuda has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an "exempted company."

                  (xxviii) Reserved Securities. The Company has not offered, or caused the Underwriters to offer, the Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (xxix) Registration Rights. Except as disclosed in the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxx) No Restrictions on Subsequent Transfers. Except as described in the Prospectus, there are no restrictions on subsequent transfers of the Securities under the laws of Bermuda or the United States.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.


         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,440,000 Ordinary Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Lead Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Lead Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Lead Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., or at such other place as shall be agreed upon by the Lead Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Lead Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Lead Representatives and the Company, on each Date of Delivery as specified in the notice from the Lead Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Lead Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Either or both of the Lead Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Lead Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Lead Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

         (f) U.K. Selling Restrictions. Each Underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing of the offering of the Ordinary Shares, will not offer or sell any Ordinary Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Ordinary Shares in circumstances in which section 21(1) of the FMSA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Ordinary Shares in, from or otherwise involving the United Kingdom.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:


         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Lead Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Lead Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Lead Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will, prior to 5:00 p.m. on the business day next succeeding the date of this Agreement and from time to time, furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Ordinary Shares (including the Securities) on the NYSE.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Lead Representatives, (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options, rights or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive Ordinary Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Ordinary Shares, whether any such hedging or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. The Company may, however, grant options to purchase Ordinary Shares and issue Ordinary Shares upon the conversion of outstanding Class A shares, par value U.S. $1.00 per share, of the Company ("Class A Shares"), the exercise of warrants for Ordinary Shares or Class A Shares, or the exercise of outstanding options under the existing stock option plan (it being understood that any Ordinary Shares so issued shall be subject to the terms and restrictions of the Lock-up Agreement as attached hereto as Exhibit E).

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Lead Representatives will notify the Company as to which persons will need to be so restricted. At the request of the Lead Representatives, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved

Securities, the Company agrees to reimburse the Lead Representatives for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         (m) Compliance with Rule 463. The Company will file with the Commission such reports on the use of proceeds as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel not to exceed $10,000), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the cost of printing certificates representing the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the fees and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xii) the fees and expenses incurred in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and the listing of the Securities on the NYSE, (xiii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to directors, officers and employees of the Company and its subsidiaries and (xiv) the fees and expenses of the Independent Underwriter; provided, however, except as provided in this Section and Sections 6 and 9(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Representatives shall have received (i) the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and (ii) the favorable opinion, dated as of the Closing Time, of John V. Del Col, General Counsel of the Company, to the effect that the execution and delivery by the Company of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not constitute a violation of, or a breach or default under, the terms of any of the agreements or contracts filed as an exhibit to the Registration Statement.

         (c) Opinion of Bermuda Counsel for Company. At Closing Time, the Lead Representatives shall have received the favorable opinion, dated as of Closing Time, of Appleby Spurling & Kempe, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

         (d) Opinion of United Kingdom Counsel for Company. At Closing Time, the Lead Representatives shall have received the favorable opinion, dated as of Closing Time, of Norton Rose, special United Kingdom counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

         (e) Opinion of Counsels for Underwriters. At Closing Time, the Lead Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (iii) and (iv) and the penultimate paragraph of Exhibit A hereto, and (ii) Conyers Dill & Pearman, Bermuda counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form satisfactory to the Underwriters. In giving such opinion LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of Conyers Dill & Pearman. Such counsels for the Underwriters may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened by the Commission.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Lead Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Lead Representatives shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Lock-up Agreements. At the date of this Agreement, the Lead Representatives shall have received a Lock-up Agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

         (l) Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(d) hereof with respect to the furnishing of the prospectus on the business day next succeeding the date of this Agreement.

         (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, together with the favorable opinion of John V. Del Col, General Counsel of the Company, Appleby Spurling & Kempe, special Bermuda counsel for the Company, and Norton Rose, special United Kingdom counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b), 5(c) and 5(e) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.S. counsel for the Underwriters, and Conyers Dill & Pearman, Bermuda counsel for the Underwriters, dated such Date of Delivery, each relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinion required by Section 5(d) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Ernst & Young, in form and substance satisfactory to the Lead Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Representatives and counsel for the Underwriters.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Lead Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. (1) The Company will indemnify and hold harmless each Underwriter as follows:

                           (i) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (ii) against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Bermuda, the United States, the United Kingdom and Switzerland in connection with the reservation and sale of the Reserved Securities to eligible directors, officers and employees of the Company and its subsidiaries or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Representatives expressly for use therein.

               (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter from and against any and all any and all losses, claims, damages, liabilities and expenses, as incurred, as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement or omission, or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request, in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible directors, officers and employees of the Company and its subsidiaries to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         (e) Control Persons. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         SECTION 7. Contribution.


         If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in
Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of the Act or shall have the same rights to contribution as the Company. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.


         (a) Termination; General. The Lead Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably acceptable to the Company and the Lead Representatives, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Lead Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Lead Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention: Registration Department and Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, 250 Vesey Street, North Tower - 5th Floor New York, New York 10281, attention: Syndicate Department; and notices to the Company shall be directed to it at Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, attention: General Counsel.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A "NEW YORK COURT"), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN

ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.

         The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

         SECTION 14. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court of from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, it irrevocable waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                     Very truly yours,

                                     ENDURANCE SPECIALTY HOLDINGS LTD.



                                     By:      ________________________________
                                              Name:
                                              Title:


CONFIRMED AND ACCEPTED,
         as of the date first above written:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.

By:      ___________________________________________
                  (GOLDMAN, SACHS & CO)

By:      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED

By:      ___________________________________________
                  Authorized Signatory



For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                      Number of
                                                                       Initial
                              Name of Underwriter                     Securities



Goldman, Sachs & Co.................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..................
J.P. Morgan Securities Inc..........................................
Credit Suisse First Boston LLC......................................
Deutsche Bank Securities Inc........................................



Total...............................................................   9,600,000

                                 Sch A - 1

                                   SCHEDULE B

                        ENDURANCE SPECIALTY HOLDINGS LTD.

                            9,600,000 Ordinary Shares

                           (Par Value $1.00 Per Share)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ .

         2. The purchase price per ordinary share for the Securities to be paid
by the several Underwriters shall be $     , being an amount equal to the
initial public offering price set forth above less $      per ordinary share;
provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.



                                   Sch B - 1

                                   SCHEDULE C

                          List of Persons and Entities
                               Subject to Lock-Up

AON Corporation
AON Pension Plan
Capital Z Financial Services Fund II, LP
Capital Z Financial Services Private Fund II, L.P.
CCG Associates-AI, LLC
CCG Associates-QP, LLC
CCG Gp Fund, LLC
CCG Investment Fund-AI, LP
CCG Investments (BVI), LP
Combined Insurance Company of America
Combined Life Assurance Company of Europe Limited
Combined Specialty Insurance Company
DLJ Growth Overseas Partners, C.V.
First Plaza Group Trust
GCP Plan Investors L.P.
GM Capital Partners I, L.P.
London General Insurance Company Limited
LY-Endurance, LLC
Metro Center Investment Pte Ltd.
MLL Investments LLC
Perry European Fund, LP
Perry European Fund, LTD.
Perry Partners International, Inc.
Perry Partners, LP
Putnam Investments Employees' Securities Company I LLC
Putnam Investments Employees' Securities Company II LLC
Putnam Investments Holdings, LLC
Reservoir Capital Master Fund, L.P.
Reservoir Capital Partners, L.P.
Resource Life Insurance Company
Services Financiers CDPQ Inc.
Shirley W. Ryan Living Trust
Sterling Life Insurance Company
Teachers Insurance And Annuity Association Of America
Thomas H. Lee (Alternative) Cayman Fund V, L.P.
Thomas H. Lee (Alternative) Fund V, L.P.
Thomas H. Lee (Alternative) Parallel Fund, L.P.
Thomas H. Lee Investors Limited Partnership
Thomas H. Lee Nominee Trust
TPG Dutch Parallel III, C.V.
TPG Endurance Investments (Cayman), L.P.
TPG Endurance Partners (Cayman), L.P.


                                      Sch C-1

William H. Bolinder
David L. Cole
Jonathan J. Coslet
Anthony J. DiNovi
Byron G. Ehrhart
Charles G. Froland
Richard C. Perry
Robert A. Spass
Richard J. Sterne
Kenneth J. LeStrange
Steven W. Carlsen
James R. Kroner
David S. Cash
Thomas D. Bell
Louis A. Adanio
Mark W. Boucher
David V. Cabral
John V. Del Col
William F. Fawcett
Judy M. Hart
Daniel M. Izard
Ronald H. Koch
Ralph M. Serio
Roblee Womack, Jr.

                                    Sch C-2

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (a) Endurance U.S. Holdings has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

         (b) Endurance U.S. has been duly incorporated and is validly existing in good standing under the laws of the State of New York and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

         (c) The Purchase Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

         (d) The execution and delivery by the Company of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) conflict with the Endurance U.S. Declaration and Charter or the Endurance U.S. By-Laws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Purchase Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         (e) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         (f) To such counsel's knowledge, there are no legal or governmental proceedings pending in or before any Governmental Authority to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.

         (g) The 5,000,000 shares of common stock, par value U.S.$1.00, of Endurance U.S. shown by its stock record books as being issued and outstanding immediately prior to the date hereof have been duly authorized and are validly issued and are fully paid and nonassessable (except as provided by Section 108 of the New York Insurance Law and Section 630 of the New York Business Corporation Law), and are free and clear of any preemptive rights or any similar rights arising under the Endurance U.S. Declaration and Charter or the Endurance U.S. By-Laws.

         (h) The form of certificate used to evidence the Ordinary Shares complies in all material respects with the applicable requirements of the New York Stock Exchange.

         (i) Except as described in the Prospectus under "Shares Eligible for Future Sale--Registration Rights," no holders of Ordinary Shares or other equity securities of the Company have rights under any Applicable Contract to require the Company to effect the registration of the resale thereof under the Securities Act or to require the Company to include such securities in the securities being registered pursuant to the Registration Statement.

         (j) The statements in the Prospectus under the caption "Underwriting," insofar as such statements purport to summarize certain provisions of the Purchase Agreement, fairly summarize such provisions in all material respects.

         (k) The statements in the Prospectus under the captions "Management--Employment Agreements," "Description of Share Capital--Differences in Corporate Law," "Description of Share Capital--Registration Rights Agreement," "Certain Indebtedness," "Shares Eligible for Future Sale" and "Regulatory Matters--U.S. Regulation," insofar as such statements purport to constitute summaries of certain provisions of applicable law and of certain provisions of the applicable contracts referred to therein, fairly summarize such provisions in all material respects.

         (l) The statements in the Prospectus under the captions "Shares Eligible for Future Sale --Rule 144" and "Shares Eligible for Future Sale --Rule 144(k)" and in the last sentence of the paragraph entitled "--Sale of Restricted Shares" under the caption "Shares Eligible for Future Sale," insofar as such statements purport to constitute summaries of certain provisions of Rule 144 under the Securities Act, fairly summarize such provisions in all material respects.

         (m) The statements in the Prospectus under the captions "Material Tax Considerations--Certain United States Federal Income Tax Considerations," insofar as such statements purport to constitute summaries of certain provisions of applicable law referred to therein, fairly summarize such provisions in all material respects.

         (n) To such counsel's knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as required.

         (o) The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that in each case we do not express any opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and, except to the extent expressly stated in paragraphs j, k, l and m, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

         (p) The Company is not and, solely after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at
     p.m. on      , 2003. Such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of its knowledge, no proceedings for that purpose have been instituted or threatened by the Commission. The Prospectus was filed with the Commission in the manner and within the time period required by Rule 424(b) of the Rules and Regulations.

           In addition, such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the company and the underwriters and its counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs j, k, l and m above), on the basis of the foregoing, no facts have come to such counsel's attention that have led it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement.

                                                                       Exhibit B

                  FORM OF OPINION OF COMPANY'S BERMUDA COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(C)


         (a) Each of the Company and Endurance Bermuda is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company and Endurance Bermuda each possess the capacity to sue and be sued in its own name and each is in good standing under the laws of Bermuda. Each of the Company and Endurance Bermuda has full corporate power and authority and all permits, licenses and authorisations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

         (b) Endurance Bermuda is duly registered as a Class 4 insurer under The Insurance Act 1978 and the regulations promulgated thereunder (together, the "Insurance Act") and, accordingly, Endurance Bermuda is subject to regulation and supervision in Bermuda and has Bermuda regulatory authority to conduct the insurance business as described in the Prospectus; and based solely on the Endurance Bermuda Certificates of Compliance, Endurance Bermuda has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents or other information required to be filed under the Insurance Act.

         (c) The Company has all requisite corporate power and authority to (a) execute and file the Registration Statement with the SEC under the Securities Act, (b) enter into, execute or issue (as the case may be), deliver, and perform its obligations under the Purchase Agreement and the form of certificate (the "Certificate") for the Securities, (c) issue the Securities pursuant to the Purchase Agreement and (d) take all action as may be necessary to complete the transactions contemplated thereby.

         (d) The (a) execution and filing of the Registration Statement with the SEC under the Securities Act and (b) execution or issuance, delivery and performance by the Company of the Purchase Agreement and the Certificate and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

         (e) The Purchase Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Registration Statement has been duly executed by or on behalf of the Company.

         (f) Except as provided in this paragraph, no consent, approval, licence, order or authorisation of, filing with, or other act by or in respect of, any governmental or public authority or court of Bermuda is required to be obtained by the Company in connection with (a) the authorisation, execution or filing of the Registration Statement and (b) the execution, delivery or performance by the Company of the the Purchase Agreement and the Certificate including, without limitation, the issue of and sale of Securities to the Underwriters, or to ensure the legality, validity, and admissibility into evidence, of the the Purchase Agreement and the Certificate. The permission of the Bermuda Monetary Authority is required and letters of permissions have been issued for (i) the "issue and free transferability of the ordinary shares in the Company being offered pursuant to the Registration Statement, as long as the shares are listed on the New York Stock Exchange, to and among persons who are non-residents of Bermuda for exchange control purposes" and (ii) the "issue and the free transferability of up to 20% of shares of the Company to and among persons who are resident of Bermuda for exchange control purposes." Pursuant to the requirements of Part III of the Companies Act 1981 the Company is required to file with the Registrar of Companies a copy of the Prospectus signed by or on behalf of all the directors of the Company prior to or as soon as reasonably practicable after publication of the Prospectus.

         (g) The Securities to be sold and transferred to the Underwriters under the Purchase Agreement have been duly authorised and when delivered to the Underwriters against payment therefore in accordance with the terms of the Purchase Agreement will be validly issued, fully paid, non-assessable shares of the Company and will be free of any pre-emptive or similar rights.

         (h) The form of the Certificate conforms with the requirements of Bermuda law. The Purchase Agreement and the Certificate are in acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

         (i) The execution, delivery and performance by the Company of the Purchase Agreement and the Certificate and the transactions contemplated thereby including, without limitation, the issue of the Securities to the Underwriters do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Company's Constitutional Documents.

         (j) The transactions contemplated by the Purchase Agreement and the Certificate are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Purchase Agreement, the Registration Statement, the Prospectus and the Certificate.

         (k) The financial obligations of the Company under the Purchase Agreement and the Certificate rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

         (l) The choice of the laws of the State of New York as the proper law to govern the Purchase Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Purchase Agreement in proceedings brought before them in relation to the Purchase Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

         (m) The submission by the Company to the exclusive jurisdiction of any United States federal or state court in the borough of Manhattan, the City of New York, State of New York pursuant to the Purchase Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of any United States federal or state court in the borough of Manhattan, the City of New York, State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York;

         (n) The appointment by the Company of CT Corporation System as agent for the receipt of any service of process in respect of any United States federal or state court in the borough of Manhattan, the City of New York, State of New York, in connection with any matter arising out of or in connection with the Purchase Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

         (o) A final and conclusive judgment of a competent foreign court against the Company based upon the Purchase Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that: (i) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and (ii) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law. Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

         (p) According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by the Company Searches the current address of the registered office of each of the Company and Endurance Bermuda is 41 Cedar Avenue, Hamilton HM 12, Bermuda.

         (q) Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Purchase Agreement and the Certificate.

         (r) Based solely upon the Company Searches and the Litigation Searches:

              (i) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or Endurance Bermuda or against or affecting any of either of their respective properties, rights, revenues or assets; and

              (ii) no notice to the Registrar of Companies of the passing of a resolution of members or creditors of either of the Company or Endurance Bermuda to wind up said company, or the appointment of a liquidator or receiver has been given. No petition to wind up either of the Company or Endurance Bermuda, or application to reorganise either company's affairs pursuant to a Scheme of Arrangement, or application for the appointment of a receiver has been filed with the Supreme Court.

         (s) Each of the Company and Endurance Bermuda has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company or Endurance Bermuda. There are no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance, filing, registration or enforcement of the Subject Documents or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

         (t) In order to ensure the legality, validity, enforceability or admissibility in evidence of the Prospectus or the Purchase Agreement and the Certificate, it is not necessary that any document be filed, recorded or enrolled with any Bermuda regulatory authority or that any stamp duties, registration or similar tax or charge be paid in Bermuda.

         (u) Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act 1981 (the "Act"). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July, 1983, which are not registered.

         (v) Such counsel has searched the Registrar of Charges maintained by the Registrar of Companies in Bermuda against the name of the Company and Endurance Bermuda. This search has disclosed no charges over the shares or any of the assets of the Company or Endurance Bermuda. Registration of charges is not mandatory and charges may exist over the shares of the Company and Endurance Bermuda without having been registered.

         (w) The statements contained (A) in the Prospectus under the captions referred to in Schedule I hereto, and (B) in the Registration Statement in Item 14, insofar as they purport to describe the provisions of the Company's Constitutional Documents or the laws of Bermuda referred to therein, are accurate and correct in all material respects.

         (x) Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Purchase Agreement and the Certificate to the extent they are parties or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Purchase Agreement and the Certificate.

         (y) The authorised, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Based solely on the Registers of Shareholders and the Resolutions: (a) all of the issued shares in the capital of each of the Company and Endurance Bermuda have been duly and validly authorised and issued and are fully paid and non-assessable (collectively, the "Outstanding Shares"); (b) all of the issued shares of Endurance Bermuda are registered solely in the name of the Company; (c) none of the Outstanding Shares were issued in violation of the pre-emptive or other similar rights of any member of the Company or Endurance Bermuda. The authorised share capital of the Company and the Securities conform as to legal matters to the description thereof contained in the Prospectus.

         (z) Each of the Employment Agreements, the Warrants and the Stock Option Plan have been duly authorised, executed, issued or adopted (as the case may be) and delivered by the Company (and, in the case of the Shareholders' Agreement, Endurance Bermuda) and each constitutes the valid and binding obligations of the Company or Endurance Bermuda, as applicable, enforceable against the Company or Endurance Bermuda, as applicable, in accordance with their respective terms.

         (aa) Each of the Endurance Holdings Bye-Laws and the Endurance Bermuda Bye-laws are valid, and binding and enforceable in accordance with their respective terms. Under Section 16 of the Companies Act 1981 of Bermuda, each of the Bye-Laws of the Company and Endurance Bermuda shall bind the Company and Endurance Bermuda and each of their respective shareholders to the same extent as if such Bye-Laws had been signed and sealed by the Company and Endurance Bermuda, respectively, and each such shareholder as covenants on the part of each party to observe all of the provisions thereof.

         (bb) The consummation of the transactions contemplated by the Purchase Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in the Purchase Agreement) will not, subject to Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Company under Bermuda law.

         (cc) Registered holders of fully paid shares of the Company will bear no personal liability for debts or obligations of the Company, under the laws of Bermuda, as a result of their status as shareholders of the Company.

                     Schedule I to Bermuda Counsel's Opinion



(a)      Risk Factors - Risks Relating to Our Business

         (i) Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

         (ii) Our business could be adversely affected by Bermuda employment restrictions.

         (iii) The cost of reinsurance security arrangements may materially impact our margins.

         (iv) The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.


(b)      Risk Factors - Risks Related to Ownership of Our Ordinary Shares

         (i) There are provisions in our charter documents that may reduce or increase the voting rights of our ordinary shares.

         (ii) Provisions of Endurance Holdings' bye-laws may restrict the ability to transfer shares of Endurance Holdings.

         (iii) A shareholder may be required to sell its shares of Endurance Holdings.

         (iv) A shareholder may be required to indemnify us for any tax liabilities that results from the acts of that shareholder.

         (v) There are regulatory limitations on the ownership and transfer of our ordinary shares

         (vi) U.S. persons who own our ordinary shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

         (vii) Anti-takeover provisions in our bye-laws could impede an attempt to replace or remove our directors, which could diminish the value of our ordinary shares.

         (viii) It may be difficult to enforce service of process and enforcement of judgments against us and our officers and directors.

(c) Risks Related to Taxation -We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our financial condition.

(d)      Dividend Policy

(e) Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity

(f)      Regulatory Matters - Bermuda

(g)      Principal Shareholders - Second Paragraph of Footnote (1) to
Shareholder table

(h)      Description of Share Capital

(i)      Material Tax Considerations - Certain Bermuda Tax Considerations

(j) Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters.

                                                                       Exhibit C

               FORM OF OPINION OF COMPANY'S UNITED KINGDOM COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

         (a) Endurance Holdings was duly incorporated under the Companies Act 1985 as a private limited company on 10 April 2002 and, in accordance with its memorandum and articles of association, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (b) Endurance UK was duly incorporated under the Companies Act 1985 as a private limited company on 10 April 2002 and, in accordance with its memorandum and articles of association, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (c) All of the issued shares of Endurance UK have been validly issued from the authorised share capital of Endurance UK and are fully paid for.

         (d) All of the issued shares of Endurance Holdings have been validly issued from the authorised share capital of Endurance Holdings and are fully paid for.

         (e) Endurance UK is duly authorised by the FSA to conduct its business as described in the Prospectus.

         (f) The information contained in the Prospectus under the heading "Regulatory Matters - UK Regulation" insofar as such information constitutes a summary of the legal matters, documents or proceedings governed by English law, fairly presents the information with respect to such legal matters, documents or proceedings and fairly summarises the matters referred to therein.

         (g) The execution, delivery and performance of the Purchase Agreement by the Company will not result in any violation of the provisions of the memorandum and articles of association of Endurance Holdings and/or Endurance UK or any applicable English laws or statutes or any rule of the United Kingdom's Financial Services Authority.

                                                                       Exhibit D

                 FORM OF LOCK-UP LETTER PURSUANT TO SECTION 3(k)

                                Lock-Up Agreement


                                __________, 2003

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.

C/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

C/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
250 Vesey Street
North Tower -- 5th Floor
New York, New York  10281


            Re: Endurance Specialty Holdings Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc., as representatives (the "Representatives"), propose to enter into a purchase agreement (the "Purchase Agreement") on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Endurance Specialty Holdings Ltd., a Bermuda domiciled holding company (the "Company"), providing for a public offering (the "Public Offering") of ordinary shares, par value $1.00 per share, of the Company (the "Ordinary Shares") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on December 20, 2002 and as may be amended from time to time.

         In consideration of the agreement by the Underwriters to offer and sell the Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final prospectus covering the Public Offering of the Ordinary Shares and continuing to and including the date 180 days after the date of such prospectus, the undersigned will not, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options, rights or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive Ordinary Shares, whether now owned or hereinafter acquired by the undersigned (including holding as a custodian) or with respect to which the undersigned has or hereafter acquires beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Ordinary Shares"). The Company may, however, grant options to purchase Ordinary Shares and issue Ordinary Shares upon the conversion of outstanding class A shares, par value $1.00 per share, of the Company ("Class A Shares"), the exercise of warrants for Ordinary Shares or Class A Shares, or the exercise of outstanding options under the existing stock option plan (it being understood that any Ordinary Shares so issued to the undersigned shall be also subject to the terms and restrictions of this Lock-Up Agreement).

         The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Ordinary Shares even if such Ordinary Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Ordinary Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Ordinary Shares.

         Notwithstanding the foregoing: (a) if the undersigned is a partnership, the partnership may transfer any Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) to a partner of such partnership; (b) if the undersigned is an individual, he or she may transfer Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) by gift, will, or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor); and (c) the undersigned may transfer any Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) to an affiliate (as such term is defined in Rule 144(a) of the regulations under the Securities Act of 1933) of the undersigned; provided, however, that in any such case it shall be a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) except in accordance with this Lock-Up Agreement, (ii) that each transferee certifies in writing to the Representatives that such transferee is in compliance with the terms of this Lock-Up Agreement as if such transferee had been bound by this Lock-Up Agreement from the original date of this Lock-Up Agreement and (iii) no filing by any party (transferee or transferor) under Section 16(a) of or Regulation 13D-G under the Securities Exchange Act of 1934 shall be required or shall be made voluntarily in connection with such transfer or distribution.

         The undersigned now has, and, except with respect to any of the Undersigned Ordinary Shares transferred in accordance with the terms of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Ordinary Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Ordinary Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                        Very truly yours,


                                        ----------------------------------------
                                        Exact Name of Shareholder


                                        ----------------------------------------
                                        Authorized Signature


                                        ----------------------------------------
                                        Title